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                                                             EXHIBIT         4.1


                          AMENDMENT TO RIGHTS AGREEMENT

         Amendment dated as of March 15, 2004, to the Rights Agreement, dated as of September 12, 1997 (the "Rights Agreement"), between Mission Resources Corporation, a Delaware corporation formerly known as Bellwether Exploration Company (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), as amended to date.

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

         WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

         WHEREAS, the Company proposes to enter into a Purchase and Sale Agreement dated as of March 15, 2004 (the "Purchase Agreement"), by and between Harbert Distressed Investment Master Fund, Ltd. ("Harbert") and the Company;

         WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interest of its stockholders to amend the Rights Agreement to enable the Company to enter into the Purchase Agreement and consummate the transactions contemplated thereby without causing Harbert or any of their respective affiliates or associates to become an "Acquiring Person" (as defined in the Rights Agreement).

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

         Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

         Section 2. Amendments to Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 2.

         (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, neither of Harbert or any Affiliate or Associate of any of them shall be deemed to be an Acquiring Person, either individually or collectively, solely by virtue of (i) the execution and delivery of the Harbert Purchase Agreement, or (ii) the issuance and delivery of shares of Common Stock in accordance with Article 2 of the Harbert Purchase Agreement."

         (b) The definition of "Distribution Date" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution and



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         delivery of the Harbert Purchase Agreement, or (ii) the issuance and delivery of shares of Common Stock in accordance with Article 2 of the Harbert Purchase Agreement."

         (c) The definition of "Stock Acquisition Date" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Harbert Purchase Agreement, or (ii) the issuance and delivery of shares of Common Stock in accordance with Article 2 of the Harbert Purchase Agreement."

         (e) The following definitions shall be added to Section 1 of the Rights
Agreement:

         "'Harbert' shall mean Harbert Distressed Investment Master Fund, Ltd."

         "'Harbert Purchase Agreement' shall mean the Purchase and Sale Agreement dated as of March 15, 2004, by and between Harbert and the Company."

         Section 3. Miscellaneous.

         (a) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended to date and as amended hereby.

         (b) This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

         (d) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                     MISSION RESOURCES CORPORATION


By: /s/ Ann Kaesermann                      By: /s/ Robert L. Cavnar
   ----------------------------------          --------------------------------
Name: Ann Kaesermann                        Name: Robert L. Cavnar
      ------------------------------             ------------------------------
Title:VP Accounting & Investor Relations    Title: Chairman, President and CEO
      ----------------------------------           ----------------------------


Attest:                                     AMERICAN STOCK TRANSFER &
                                                   TRUST COMPANY


By: /s/ Susan Silber                        By: /s/ Paula Caroppoli
    ------------------------------------       --------------------------------
Name: Susan Silber                          Name: Paula Caroppoli
      ----------------------------------         ------------------------------
Title:Assistant Secretary                   Title: Vice President
      ----------------------------------          -----------------------------

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